Exhibit 99.1

Navidea Biopharmaceuticals Completes License for
Parkinson's Disease Imaging Agent

— Licensing adds second promising neuroimaging candidate to growing Navidea Biopharmaceuticals pipeline —

DUBLIN, OH, July 31, 2012 — Navidea Biopharmaceuticals, Inc. (NYSE MKT: NAVB), a biopharmaceutical company focused on precision diagnostic radiopharmaceuticals, today announced that it has entered into an agreement with Alseres Pharmaceuticals, Inc. (Alseres) to license [123I]-E-IACFT Injection (CFT), an Iodine-123 radiolabeled imaging agent being developed as an aid in the diagnosis of Parkinson’s disease and other movement disorders, with a potential use as a diagnostic aid in dementia.

“The diagnostic dilemma in movement disorders remains a pressing medical need that will continue to escalate as our world’s population ages,” said Dr. Mark Pykett, President and CEO of Navidea. “The addition of the CFT program is consistent with our growth strategy to build our precision radiopharmaceutical pipeline with later-stage, high-value diagnostics aimed at important medical needs.”

“We believe that CFT has the potential to be a best-in-class imaging agent to improve diagnostic accuracy by differentiating Parkinson’s disease from non-degenerative movement disorders, especially during the period soon after symptom-onset,” said Dr. Thomas Tulip, Navidea’ s EVP and Chief Business Officer. “This licensing agreement has afforded Navidea another strong Phase 3 diagnostic imaging asset that has great synergy with our AZD4694 imaging program, which we are developing as an aid in the diagnosis of Alzheimer’s disease. These exciting programs provide us with a robust franchise in precision neuroimaging diagnostics.”

“We are pleased to have completed this agreement with Navidea. With its focus, dedication, and imaging expertise, Navidea represents an ideal partner to complete the development and commercialization of this promising agent that may help millions of patients with movement disorders arrive at a more timely and accurate diagnosis,” said Peter G. Savas, CEO of Alseres.

Under the terms of the license agreement, Alseres granted Navidea an exclusive, worldwide sub-license to research, develop and commercialize CFT. The final terms of the agreement call for Navidea to make a one-time sub-license execution payment to Alseres equal to (i) One Hundred Seventy-Five Thousand Dollars ($175,000) and (ii) issue Alseres 300,000 shares of NAVB common stock.

NAVIDEA BIOPHARMACEUTICALS

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The license agreement also provides for contingent milestone payments of up to $2.9 million, $2.5 million of which will principally occur at the time of product registration or upon commercial sales, and the issuance of up to an additional 1.15 million shares of Navidea stock, 950,000 shares of which are issuable at the time of product registration or upon commercial sales. In addition, the license terms anticipate royalties on annual net sales of the approved product which are consistent with industry-standard terms and certain license extension fees, payable in cash and shares of common stock, in the event certain diligence milestones are not met. Navidea agreed to file with the Securities and Exchange Commission and use its best commercial efforts to have declared effective within 90 days a registration statement that would permit Alseres to resell the common stock issued as initial or milestone payments under the license agreement.

Management will be available to answer questions regarding the license agreement and the addition of this new radiopharmaceutical program to its pipeline during it Second Quarter Earnings conference call with the investment community on Tuesday, August 7, 2012 at 8:00 AM EDT. The conference call can be accessed as follows:

CONFERENCE CALL INFORMATION

TO PARTICIPATE LIVE:		TO LISTEN TO A REPLAY:

Date:	August 7, 2012	Available until:	August 21, 2012

Time:	8:00 AM EDT	Toll-free (U.S.) Dial in #:	(877) 660-6853

		International Dial in #:	(201) 612-7415

Toll-free (U.S.) Dial in #:	(877) 407-8033

International Dial in #:	(201) 689-8033	Replay passcode:

		Account #	286

		Conference ID #:	398463

About [123I]-E-IACFT (CFT)

CFT is a patented, novel, small molecule radiopharmaceutical used with single photon emission computed tomography (SPECT) imaging to identify the status of specific regions in the brains of patients suspected of having Parkinson’s disease. The agent binds to the dopamine transporter (DAT) on the cell surface of dopaminergic neurons in the striatum and substantia nigra regions of the brain. Loss of these neurons is a widely recognized hallmark of Parkinson’s disease.

CFT has been administered to more than 600 subjects in multi-phase clinical trials to date. Results from these clinical trials have demonstrated that CFT has high affinity for DAT and rapid kinetics which enable the generation of clean diagnostic images quickly, beginning within approximately 20 minutes after injection. In addition to its potential use as an aid in the differential diagnosis of Parkinson’s disease and movement disorders, CFT may also be useful in the diagnosis of Dementia with Lewy Bodies (DLB), which after Alzheimer’s disease, is one of the most common forms of dementia.

NAVIDEA BIOPHARMACEUTICALS

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About Parkinsonian Syndromes and Parkinson’s Disease

Parkinsonian syndromes (PS) are neurodegenerative disorders that affect a person’s ability to control movement and other muscle functions. Parkinson's Disease is the most common form of Parkinsonian Syndromes believed to be caused by loss of dopamine producing neurons in the brain and with first symptoms such as tremor, rigidity, or slow movement. Other less common Parkinsonian Syndromes include multiple system atrophy (MSA), Progressive Supranuclear Palsy (PSP), and drug-induced Parkinsonism. According to the Parkinson’s Disease Foundation, approximately 60,000 Americans are diagnosed with Parkinson's disease each year, and this number does not reflect the thousands of cases that go undetected.[i]

About Navidea

Navidea Biopharmaceuticals, Inc. (NYSE MKT: NAVB) is a biopharmaceutical company focused on the development and commercialization of precision diagnostics and radiopharmaceutical agents. Navidea is actively developing four radiopharmaceutical agent platforms – Lymphoseek®, AZD4694, E-IACFT and RIGScanTM – to help identify the presence and status of undetected disease and enable better diagnostic accuracy, clinical decision-making and ultimately patient care. Navidea’s strategy is to deliver superior growth and shareholder return by bringing to market novel radiopharmaceutical agents and advancing the Company’s pipeline through selective acquisitions, global partnering and commercialization efforts. For more information, please visit www.navidea.com.

The Private Securities Litigation Reform Act of 1995 (the Act) provides a safe harbor for forward-looking statements made by or on behalf of the Company. Statements in this news release, which relate to other than strictly historical facts, such as statements about the Company’s plans and strategies, expectations for future financial performance, new and existing products and technologies, anticipated clinical and regulatory pathways, and markets for the Company’s products are forward-looking statements within the meaning of the Act.  The words “believe,” “expect,” “anticipate,” “estimate,” “project,” and similar expressions identify forward-looking statements that speak only as of the date hereof.  Investors are cautioned that such statements involve risks and uncertainties that could cause actual results to differ materially from historical or anticipated results due to many factors including, but not limited to, the Company’s continuing operating losses, uncertainty of market acceptance of its products, reliance on third party manufacturers, accumulated deficit, future capital needs, uncertainty of capital funding, dependence on limited product line and distribution channels, competition, limited marketing and manufacturing experience, risks of development of new products, regulatory risks and other risks detailed in the Company’s most recent Annual Report on Form 10-K and other Securities and Exchange Commission filings.  The Company undertakes no obligation to publicly update or revise any forward-looking statements.

Contact: Navidea Biopharmaceuticals, Inc. – Brent Larson, Sr. VP & CFO – (614) 822-2330

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1 Parkinson’s Disease Foundation. Statistics on Parkinson’s: http://www.pdf.org/en/parkinson_statistics. Accessed on July 27, 2012.

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